SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to section 13 or 15(d) of
                           the Securities Act of 1934

                                 May 22, 1997



                   INTERACTIVE TECHNOLOGIES CORPORATION, INC.

               (Exact name of registrant as specified in charter)


Wyoming                           0-19796                             98-0120805

(State or other            (Commission File Number)               (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


                         102 South Harbor City Boulevard
                            Melbourne, Florida 32901


                    (Address of Principal Executive Offices)



                                  407-953-4811

               (Registrant's telephone number including area code)

Item 2.  Acquisition or Disposition of Assets.

     On May 8, 1997, the Registrant entered into a Stock Purchase Agreement with Airtech International, Inc. ("Airtech") for the acquisition of a minimum of 81% of the authorized and outstanding shares of stock of Airtech. The purchase price includes Convertible Debentures of the Registrant in the face amount of $6,000,000 with interest at the rate of 10% per annum; 6,000,000 shares of Preferred STock of the Registrant and 8,000,000 shares of common stock.

     Airtech  is  the   manufacturer   and  installer  of  advanced  indoor  air
purification technology. The Registrant expects to continue and expand the business of Airtech.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) It is impracticable to provide required financial statements at the time of this report. The Registrant will file such statements when they become available but in no event later than 60 days from the date of this report.

     (c) Exhibits:

        Stock Purchase Agreement by and between Interactive Technologies Corporation, Inc. and Airtech International Corporation Shareholders and Airtech International Corporation.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Interactive Technologies Corporation, Inc.


                                            by:      /s/Perry Douglas West
                                                     Perry Douglas West,
                                                     Chief Executive Officer

Dated:  May 22, 1997